Exhibit 5.1

February 14, 2022

Herc Holdings Inc.

27500 Riverview Center Blvd.

Bonita Springs, Florida 34134

Ladies and Gentlemen:

I am Senior Vice President, Chief Legal Officer and Secretary of Herc Holdings Inc., a Delaware corporation (the “Company”). A Registration Statement on Form S-3 (the “Registration Statement”) was filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to the registration of an aggregate of 4,022,841 shares of common stock, par value $0.01 per share, that may be sold from time to time by certain selling stockholders of the Company (the “Selling Stockholder Shares”). The Selling Stockholder Shares may be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus pursuant to Rule 415 under the Act.

In connection with the opinions set forth herein, I have examined the Registration Statement. I have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the reference to it under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ S. Wade Sheek
S. Wade Sheek
Senior Vice President, Chief Legal Officer and Secretary